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                                                                    EXHIBIT 4.9

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") made as of the __day of January, 2002 by and among:

NUR Macroprinters Ltd., a company organized under the laws of the State of Israel, registered under number 52-003986-8, with offices at 12 Abba Hilel Silver Street, Lod, Israel (the "Company"); and

The Investment Corp. of United Mizrahi Bank Ltd., a company organized under the laws of the State of Israel, registered under number 52-002457-1, with offices at 37 Shaul Hmelech Blvd. Tel-Aviv (the "Holder").

                                    RECITALS:

         WHEREAS the Holder has purchased from the Company 2,333,333 Ordinary Shares of the Company, par value NIS 1.0 per share (the "Ordinary Shares") pursuant to the Investment Agreement (as defined below); and

         WHEREAS pursuant to the Investment Agreement (as defined below), the Company has issued to the Holder a certain Warrant dated January 17th, 2002, (the "Warrant") to purchase a further 612,500 Ordinary Shares (the "Warrant Shares"); and

         WHEREAS the Company hereby undertakes to register the Ordinary Shares purchased pursuant to the Investment Agreement and the Warrant Shares underlying the Warrant in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

         1.       Definitions.

                  Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed thereto in the Investment Agreement (as defined below). As used herein, the following terms have the following meanings:

                  "Commission" refers to the Securities and Exchange Commission.

                  "Effective Date" means the one-year anniversary of the date of the Closing as defined in the Investment Agreement.

                  "Investment Agreement" means that certain Share and Warrant Purchase Agreement, dated January __, 2002, between the Company and the Holder,

                  "Register", "registered", and "registration" refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement, or the equivalent actions under the laws of another jurisdiction.

                  "Registrable Shares" means the Ordinary Shares purchased by the Holder pursuant to the Investment Agreement and any Ordinary Shares exercised under the Warrant (as defined therein).

                  "Securities Act" shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         2. Incidental Registration. If the Company at any time following the Effective Date, proposes to register any of its securities, (other than a registration statement on Form S-8 or any successor form for securities to be offered to employees of the Company pursuant to any employee benefit plan or a registration statement on form F-4 or any other successor form), for its own account or for the account of any other person, it shall give notice to the Holder of such intention. Upon the written request of the Holder given within twenty (20) days after receipt of any such notice, the Company shall include in such registration all of the Registrable Shares indicated in such request, so as to permit the disposition of the shares so registered in the manner requested by the Holder. Notwithstanding any other provision of this Section 2, with respect to an underwritten public offering by the Company, if the managing underwriter advises the Company in writing that marketing or other factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, shares held by the Holder and by other shareholders of the Company who are entitled to have their shares included in such registration, pro rata among them to the extent necessary to satisfy such limitation. To the extent Registrable Securities are excluded from such underwriting, the Holder shall agree not to sell its Registrable Shares included in the registration statement for such period, not to exceed 180 days, as may be required by the managing underwriter, and the Company shall keep effective and current such registration statement for such period as may be required to enable the Holder to complete the distribution and resale of its Registrable Shares Notwithstanding the provisions of this Section 2, the Company shall have the right at any time after it shall have given notice to the Holder, to elect not to file any such proposed registration statement; provided, however, that each key officer and director of the Company and each person who, at the time of the proposed filing of such public offering, beneficially owns 1% or more of the outstanding capital stock of the Company, on a fully-converted, fully-diluted basis, shall enter into the same agreement.

         3. Demand Registration. (a) Following the Effective Date and subject to Section 5.2, the Holder is entitled once to request in writing that all or part of the Registrable Shares shall be registered under the Securities Act ("Demand"). Such Demand must request the registration of shares in a minimum of two million United States Dollars ($2,000,000). Thereupon, the Company shall effect the registration, on Form F-1 or on Form F-3 (or any successor form for securities to be offered in a transaction of the type referred to in Rule 415 under the Securities Act, and any related qualification or compliance), of all Registrable Shares as to which it has received such request for registration as promptly as practicable; provided, however,

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that the Company shall not be required to effect any registration under this
Section 3 within a period of 180 (one hundred and eighty) days, (but shall be required to prepare and file the registration statement within such period), following the effective date of a previous registration in which the Holder had the right to participate pursuant to Section 2 (Should the lock-up in accordance with Section 11 below be for a period shorter than 180 days, then the 180 period of the preceding sentence shall be shortened accordingly).

         (b) In the event that the Holder shall exercise the Warrants in full (according to the terms of the Investment Agreement), and prior to such exercise the Holder shall also have exercised the Demand, then the Holder shall be entitled to one additional demand registration (on F-1 or F-3 forms, if available) with respect to the Warrant Shares, and the provisions of this
Section 3 shall apply to such demand registration.

         (c) The Company represents as at the date hereof that it satisfies the Registrant Requirements (as defined in the general instructions for Form F-3) for the use of Form F-3 for the registration of the resale of securities under the Securities Act.

         4. Delay of Registration. The Company may delay the filing or effectiveness of any registration statement prepared pursuant to Section 3 for a period of up to 180 days after the date of a request for registration pursuant to Section 3, if the Company determines in good faith that (a) it is in possession of material, non-public information concerning an acquisition, merger, recapitalization, consolidation, reorganization, or other material transaction by or of the Company, and (b) disclosure of such information would jeopardize any such transaction or otherwise materially harm the Company; provided, however, that the Company may exercise such right to delay the filing of a registration statement only once and that such delay period will not delay the effectiveness of a registration statement demanded under Section 3, beyond a period of 180 days following the effective date of a previous registration.

         5.       Termination of Registration Rights

                  5.1 The Holder shall not be entitled to exercise any right provided for in Sections 2 or 3 hereof, after four years following the date of the Closing of the Investment Agreement.

                  5.2 In addition, the right of the Holder to request registration pursuant to Sections 2 and 3 shall terminate upon such date that all shares of Registrable Securities held or entitled to be held upon exercise by the Holder may be sold under Rule 144(k) (or any successor rule), provided, however, that if, at such time the Holder beneficially owns 7% or more of the outstanding share capital of the Company, on a fully-converted, fully-diluted basis, then the Holder shall have the right to request one additional registration of Registrable Shares pursuant to Section 3 which right shall terminate at such time as the Holder's beneficial ownership falls below 7%.

         6.       Designation of Underwriter.

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                  6.1 In the event of any registration effected pursuant to
Section 3, the Holder may provide its recommendation of candidates to be the managing underwriter(s) in any underwritten offering and the Company shall have the discretion, subject to the Holder's approval (such approval not to be unreasonably withheld), to accept such candidate or offer a different managing underwriter(s).

                  6.2 In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter.

                  7. Expenses. All expenses incurred in connection with any registration under Section 2 or Section 3 shall be borne by the Company provided, however, that the Holder shall pay its pro rata portion of the discounts payable to any underwriter.

         8. Indemnities. In the event of any registered offering of Ordinary Shares pursuant to this Agreement:

                  8.1 The Company will indemnify and hold harmless, to the fullest extent permitted by law, the Holder and any underwriter for the Holder, and each person, if any, who controls the Holder or such underwriter, from and against any and all losses, damages, claims, liabilities, joint or several, costs, and expenses (including any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld) to which the Holder or any such underwriter or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs, or expenses arise out of are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented (including, in each case, all documents incorporated by reference therein, as such documents may have been updated by later dated documents), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or the Securities and Exchange Act of 1934, or any rules or regulations promulgated thereunder, and the Company will reimburse the Holder, such underwriter, and each such controlling person of the Holder or the underwriter, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend, or defending against, or appearing as a third-party witness in connection with such loss, claim, damage, liability, action, or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost, or expense arises solely out of or is based solely upon an untrue statement or alleged untrue statement, or omission or alleged omission, so made in conformity with information furnished to the Company in writing by the Holder, such underwriter, or such controlling persons in writing specifically for inclusion therein; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; and provided, further, that the indemnity agreement contained in this Sub-Section 8.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder, the underwriter, or any controlling person of the Holder or the underwriter, and regardless of any sale in connection with such offering by the Holder. Such indemnity shall survive the transfer of securities by a Holder.

                  8.2 The Holder participating in a registration hereunder will indemnify and hold harmless the Company, any underwriter for the Company, and each person, if any, who controls the Company or such underwriter, from and against any and all losses, damages, claims, liabilities, costs, or expenses (including any amount paid in any settlement effected with the Holder's consent, which consent shall not be unreasonably withheld) to which the Company or any such controlling person and/or any such underwriter may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs, or expense arise out of or are based on (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented (including, in each case, all documents incorporated by reference therein, as such documents may have been updated by later dated documents), or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or the Securities and Exchange Act of 1934, or any rules or regulations promulgated thereunder and the Holder will reimburse the Company, any underwriter, and each such controlling person of the Company or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend, or defending against, or appearing as a third-party witness in connection with such loss, claim, damage, action, or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished in a certificate by the Holder specifically for inclusion therein. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement), or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective in the final prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company and (ii) any underwriter, if a copy of the final prospectus was not furnished to the person or entity asserting the loss, liability, claim, or damage at or prior to the time such furnishing is required by the Security Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this Sub-Section 8.2 shall not apply to amounts paid in settlement of any such claim loss, damage, liability, or action if such settlement is effected without the consent of the Holder, as the case may be, which consent shall not be unreasonably withheld. In no event shall the liability of the Holder exceed the gross proceeds from the offering received by the Holder.

                  8.3 Promptly after receipt by an indemnified party pursuant to the provisions of Section 8.1 or 8.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified

                                       5




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party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 8.1 or 8.2, promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party shall only relieve it from any liability which it may have to any indemnified party to the extent that such indemnifying party has been damaged by such omission to notify hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and if in the reasonable judgment of the indemnified party there are separate defenses that are available to the indemnified party or there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select, at the expense of the indemnifying party, separate counsel to participate in the defense of such action on behalf of such indemnified party or parties; provided, further, however, that if the Holder is the indemnified party, the Holder shall be entitled to one separate counsel at the expense of the Company and if underwriters are also indemnified parties who are entitled to counsel separate from the indemnifying party, then all underwriters as a group shall be entitled to one separate counsel at the expense of the Company. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said
Section 8.1 or 8.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party's intention to employ separate counsel pursuant to the previous sentence, (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (iv) the indemnifying party has authorized the employment of counsel but such party or counsel fails to vigorously defend the action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  8.4 If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the right to indemnification was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable consideration appropriate under the circumstances. In no event shall any party that is found liable for fraudulent misrepresentation within the meaning of Section 1(f) of the Securities Act be entitled to contribution hereunder

                                       6




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from any party not found so liable, and in no event shall any contribution from the Holder be more than the gross proceeds that it receives from the offering .

         9. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Shares, the Company shall, as expeditiously as possible:

                  9.1 Prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective with the Commission or pursuant to the Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, and, upon the request of the Holder, keep such registration statement effective for a period of up to 2 years for any registration under Form F3 (which shall be kept effective subject to the provisions of Rule 415), or for 9 months for any registration under F1, or if sooner until the distribution contemplated in the registration statement has been completed.

                  9.2 Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement.

                  9.3 Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirement of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

                  9.4 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holder participating in such underwriting shall also enter into and perform its obligations under such agreement.

                  9.5 Notify each holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly amend such prospectus by filing a post effective supplement so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and deliver copies thereof to the Holder.

                  9.6 Cause all Registrable Shares registered pursuant hereunder to be listed on each securities exchange or Nasdaq on which similar securities issued by the Company are then listed.

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                  9.7 Provide a transfer agent and registrar for all Registrable
Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

                  9.8 Furnish, at the request of the Holder, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters, if any, and to the Holder.

                  10.9 Promptly notify the Holder, if the Holder is selling Registrable Securities covered by a registration statement, of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose. The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement.

                  10.10 Conditions to Registration. The Company shall not be obligated to effect the registration of the Registrable Shares pursuant to this Agreement unless the Holder participating therein consents to customary conditions of a reasonable nature that are imposed by the Company, including, but no limited to, the following:

                        (a) conditions requiring the Holder to comply with all applicable provisions of the Securities Act and the United States Securities Exchange Act of 1934, as amended, (the "Exchange Act"), including, but not limited to, the prospectus delivery requirements; and

                        (b) conditions prohibiting the Holder, upon receipt of written notice from the Company that it is required by law to correct or update the registration statement or prospectus, from effecting sales of the Registrable Shares until the Company has completed the necessary correction or updating.

         10. Lock-Up. In any registration of the Company's shares, the Holder acknowledges that any sales of Registrable Shares may be subject to a "lock-up" period restricting such sales up to one hundred and eighty (180) days following, the effective date of such registration, and the Holder will agree to abide by such customary "lock-up" period as is required by the underwriter in such registration; provided, however, that other than pursuant to a registration under Section 3, each key officer and director of the Company and each person who, at the time of the proposed filing of such public offering, beneficially owns 1% or more of the outstanding capital

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stock of the Company, on a fully-converted, fully-diluted basis, shall enter into the same agreement.

         11. Customary Arrangements. The Holder may not participate in any underwritten offering pursuant to a registration filed hereunder unless such person (a) agrees to sell such person's securities on the basis provided in customary underwriting arrangements, and (b) provides any relevant information and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements; provided, however, that the Holder participating in the underwritten registration may appoint one legal or other representative to negotiate the underwriting arrangements.

         12. Public Information. The Company shall undertake to make publicly available and available to the Investors adequate current public information within the meaning of, and as required pursuant to, Rule 144 and shall use its reasonable best efforts to satisfy the Registrant Requirements for the use of Form F-3 during the term of this Agreement.

         13. Non-United States Offering. In the event of a public offering of securities of the Company outside of the United States, the Company will afford the Holder registration rights in accordance with applicable law and comparable in substance to the foregoing registration rights.

         14. Assignment of Registration Rights. The rights to cause the Company to register Registrable Shares pursuant to this Agreement may only be assigned by the Holder (the "Assignment") under the following conditions:

(i) the Assignment shall be concurrent with the sale or transfer of Registrable Shares and only with respect to the transferred Registrable Shares;

(ii) pursuant to the Assignment, the Holder may only assign the Registration Rights on up to two occasions, to no more than five transferees on each occasion;

(iii) the assignees of the Registration Rights may not further assign the Registration Rights;

(iv) the right to request the Demand (whether in relation to Registrable Shares held by the Holder and/or by any assignee) may only be exercised by the Holder.

provided (a) the Company, is upon such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

         15. Changes in Registrable Securities. If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend,

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combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed. Without limiting the generality of the foregoing, the Company will require any successor by merger or consolidation to assume and agree to be bound by the terms of this Agreement, as a condition to any such merger or consolidation.

         16. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements (including, without limitation, the term sheet entered into between the Company and the Holder, and any and all negotiations and oral understandings with respect thereto) and any and all registration rights that the Company had previously granted to any party hereto in any capacity whatsoever. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

         17. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, as such laws are applied to agreements between State of New York residents entered into and to be performed entirely within State of New York, whether or not all parties hereto are residents of State of New York.

         Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         18. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified (including by telecopier, receipt confirmed) or three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (a) if to a party other than the Company, at such party's address set forth in the preamble to this Agreement at such other address as such party shall have furnished the Company in writing, or, until any such party so furnishes an address to the Company, then to and at the address of the last holder of the shares covered by this Agreement who has so furnished an address to the Company, or (b) if to the Company, at its address set forth in the preamble to this Agreement or at such other address as the Company shall have furnished to the parties in writing.

         19. Severability. Any invalidity, illegality or limitation on the enforceability of this Agreement or any part thereof, by any party whether arising by reason of the law of the respective party's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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         20.      Titles and Subtitles. The titles of the Sections of this
Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signatures.

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         IN WITNESS WHEREOF the parties have signed this Agreement.




Nur Macroprinters Ltd.
By:  ______________________
Date: _____________________




The Investment Corp. of United Mizrahi Bank Ltd.
By:  __________________

Date: _________________

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